Exhibit 99.2

News Release

Contact: Chip Sweargan, Metavante Corporation

414-357-3688, chip.swearngan@metavante.com

METAVANTE ANNOUNCES ITS BOARD OF DIRECTORS

MILWAUKEE – Oct. 29, 2007 – Metavante Holding Company (“Metavante”), a wholly owned subsidiary of Marshall & Ilsley Corporation (NYSE:MI) (“M&I”) that will become a publicly traded company, to be renamed Metavante Technologies, Inc., upon the completion of its spin-off from M&I, today announced the election of ten members of its Board of Directors.

After the completion of the spin-off from M&I, which is currently expected to occur on Nov. 1, 2007, Metavante’s Board of Directors will be comprised of: Dennis J. Kuester (Chairman of the Board), Frank R. Martire, Michael D. Hayford, Ted D. Kellner, David A. Coulter, L. Dale Crandall, Stephan A. James, Dianne M. Neal, James Neary and Adarsh Sarma.

Messrs. Kuester, Martire, Hayford and Kellner have served on Metavante’s Board of Directors since May 2007. Messrs. Kuester and Kellner also serve on M&I’s board of directors. Mr. Martire is the President and Chief Executive Officer of Metavante Corporation, the financial technology company that will be the principal Metavante subsidiary after the spin-off, and Mr. Hayford is Senior Executive Vice President and Chief Operating Officer of Metavante Corporation.

Effective Oct. 26, 2007, the following directors took their seats on the Board:

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Dale Crandall, 65, is the former President and Chief Operating Officer of Kaiser Foundation Health Plan, Inc., and Kaiser Foundation Hospitals. Mr. Crandall also serves on the board of directors of Ansell, Limited; BEA Systems, Inc.; Covad Communications; Coventry Health Care, Inc.; The Dodge & Cox Mutual Funds; and UnionBanCal Corporation.

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Stephan A. James, 61, is the former Chief Operating Officer of Accenture Ltd. Mr. James also served as Vice Chairman of Accenture Ltd. from 2001 to 2004 and held an advisory position of International Chairman of Accenture from August 2004 until August 2006. Mr. James currently serves as a director of The Staubach Company, and is a member of the University of Texas McCombs School of Business Advisory Board.

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Dianne M. Neal, 47, is the Executive Vice President and Chief Financial Officer of Reynolds American Inc. Ms. Neal joined Reynolds Tobacco in 1988. She became Executive Vice President of R. J. Reynolds Tobacco Holdings, Inc. and R. J. Reynolds Tobacco Company in July 2003. On the creation of Reynolds American Inc., Ms. Neal was named the Executive Vice President and Chief Financial Officer of RAI in August 2004. Ms. Neal is a member of the board of directors of LandAmerica Financial Group, Inc. and the Reynolda House Museum of American Art.

Effective Nov. 1, 2007, Messrs. Coulter, Neary and Sarma will take their seats on the Board. Messrs. Coulter, Neary and Sarma are representatives of WPM L.P., a limited partnership organized by a private equity investment fund managed by Warburg Pincus LLC, which will own 25% of the outstanding stock of Metavante following its separation from M&I.

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Detailed biographical information about Messrs. Coulter, Hayford, Kellner, Kuester, Martire, Neary and Sarma, can be found in Metavante’s registration statement on Form S-4 filed with the Securities and Exchange Commission on May 22, 2007, as amended and declared effective.

About Metavante

Following the completion of the spin-off from M&I, Metavante Technologies, Inc. will be the parent company of Metavante Corporation. Metavante Corporation delivers banking and payments technologies to over 8,600 financial services firms and businesses worldwide. Metavante products and services drive account processing for deposit, loan and trust systems, image-based and conventional check processing, electronic funds transfer, consumer healthcare payments, electronic presentment and payment, and business transformation services. Metavante (www.metavante.com) is headquartered in Milwaukee, and is currently wholly owned by Marshall & Ilsley Corporation (NYSE:MI). On April 3, 2007, Marshall & Ilsley Corporation announced its plans to split Metavante Corporation and Marshall & Ilsley Corporation into two independent publicly traded companies.

Cautionary Language Regarding Forward-Looking Statements

This release contains statements that may constitute forward-looking statements within the meaning of the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, such as statements other than historical facts contained or incorporated by reference in this report. These forward-looking statements include statements with respect to Metavante Holding Company’s financial condition, results of operations, plans, objectives, future performance and business, including statements preceded by, followed by or that include the words “believes,” “expects,” or “anticipates,” references to estimates or similar expressions. Future filings by Metavante Holding Company with the Securities and Exchange Commission, and future statements other than historical facts contained in written material, press releases and oral statements issued by, or on behalf of, Metavante Holding Company may also constitute forward-looking statements.

All forward-looking statements contained in this report or which may be contained in future statements made for or on behalf of Metavante Holding Company are based upon information available at the time the statement is made and Metavante Holding Company assumes no obligation to update any forward-looking statements, except as required by federal securities law. Forward-looking statements are subject to significant risks and uncertainties, and Metavante Holding Company’s actual results may differ materially from the results discussed in such forward-looking statements. Factors that might cause actual results to differ from the results discussed in forward-looking statements include, but are not limited to, the risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of Metavante Holding Company’s SEC filings.

Metavante is a registered trademark of Metavante Corporation.

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